                                                                   EXHIBIT 10.13

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                         TRANSITIONAL SERVICE AGREEMENT

                                    BETWEEN

                      STREAM INTERNATIONAL SERVICES CORP.

                                      AND

                     CORPORATE SOFTWARE & TECHNOLOGY, INC.




                         Dated as of December 15, 1997


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

                        TRANSITIONAL SERVICE AGREEMENT
                        ------------------------------

     THIS TRANSITIONAL SERVICE AGREEMENT, dated as of this fifteenth day of December 1997, is entered into by and between Stream International Services Corp., a Delaware corporation (f/k/a Stream International Inc.) ("SISC"), and Corporate Software & Technology, Inc., a Delaware corporation ("CST").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Stream International Inc., a Delaware corporation (f/k/a Stream International Holdings Inc.) ("SII"), which directly owns 100% of the outstanding shares of SISC and indirectly owns 100% of the outstanding shares of CST, will (i) cause SISC or certain of its Subsidiaries to transfer to Corporate Software & Technology Holdings, Inc., a Delaware corporation ("CST Holdings") all of its assets and liabilities related to the marketing and resale of software and the development, marketing and sale of software license management services (other than certain net indebtedness to R.R. Donnelley & Sons Company);
(ii) cause CST Holdings to transfer such assets and liabilities to CST; (iii) cause SISC to distribute the outstanding voting common stock of CST Holdings to SII; and (iv) effect a similar separation of its outsource manufacturing operations by transferring the assets and liabilities related to such operations to Modus Media International Holdings, Inc., a Delaware corporation ("MMI Holdings") and immediately thereafter causing MMI Holdings to transfer such assets and liabilities to Modus Media International, Inc., a Delaware corporation ("MMI");

     WHEREAS, SII will transfer the outstanding voting common stock of CST Holdings and MMI Holdings to the current shareholders of SII prior to the earlier of (A) the consummation of an initial public offering of SII Common Stock, a transaction which would result in SII becoming a stand-alone public company and (B) January 10, 1998.

     WHEREAS, each of SISC and CST wishes to provide for an orderly and efficient separation of their businesses; and

     WHEREAS, the successful operation of the parties' businesses will require the performance of certain administrative and other services which the parties have previously provided to each other, and the parties and their Affiliates (as defined below) are willing to provide certain of such services to each other upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1.   DEFINITIONS

     The following term has the meaning specified or referred to in this Section 1 and shall be equally applicable to the singular and plural forms.

          "Affiliate" means, with respect to either SISC or CST, any corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust or unincorporated organization which directly or indirectly controls, is controlled by or is under common control with SISC or CST, respectively. For purposes of this Agreement, SII and its subsidiaries, including SISC, shall not be considered Affiliates of CST; and CST Holdings and its subsidiaries, including CST, shall not be considered Affiliates of SISC.

2.   SERVICES

     2.1.  Services to be Made Available.  In accordance with the terms and
           -----------------------------
provisions of this Agreement, SISC agrees to perform for CST, and CST agrees to perform for SISC, the following services, as more fully described in the Transition Services Plan dated December 15, 1997 (the "Services Plan") (each of the services set forth in Part I of the Services Plan shall be referred to as a "Service") in the amounts and to the extent specified with respect to each such Service in the Services Plan (the provider and purchaser of each Service shall be referred to herein as the "Provider" and "Purchaser", respectively):

           Service
           -------

     Legal

     Telecom Switches/Velizy

     Retirement Plan


     Each Provider shall have the right to fulfill its obligations to furnish Services hereunder by causing one or more of such Provider's Affiliates to perform such Services. In such case, the Provider shall remain liable under this Agreement for the performance of such Services.

     2.2.  Fees for Services.  Each Purchaser agrees to pay each Provider a fee
           -----------------
for each of the Services provided by such Provider to such Purchaser as specified in the Services Plan.

     Schedule 1 to the Services Plan ("Schedule 1") lists the monthly fees set forth in the Services Plan to be paid by each Purchaser and calculates the net amount to be paid each calendar month by SISC or CST, whichever owes the net amount, in each of the currencies specified. If this Agreement is terminated with respect to a Service pursuant to Section 2.3 hereof, the fee for such Service shall no longer be payable (other than to the extent earned prior to the date of termination) following the effective date of such termination and the net monthly payment set forth in Schedule 1 shall be adjusted accordingly. Fees for Services provided for partial months shall be calculated based upon the number of days Services are provided divided by the number of days in such calendar month.

     The Services Plan may specifically provide that all or part of a Service will be provided by a third party and that the Purchaser shall pay for such third party provided service separately from the fee listed in the Services Plan (a "Third Party Service"). Purchasers shall pay for Third Party Services and the cost thereof shall not be included on Schedule 1. To the extent that the Purchaser is billed by the third party directly for such Third Party Services, the Purchaser shall pay the third party directly. If the Provider is billed for the Third Party Service, the Provider may either pay the bill and charge the Purchaser the amount of the bill (such amount to be included as an invoice sent to the Purchaser and not as an adjustment to Schedule 1) or forward the bill to the Purchaser for payment by the Purchaser to the third party. In addition, if a Provider obtains a service for its own use from a third party, then the Provider may delegate to such third party the provision of such service pursuant to this Agreement to the Purchaser. The cost thereof shall be borne solely by the Provider.

     Not more often than once per month, each Provider shall, upon request, forward to the Purchaser of its Services a list of the Services provided hereunder and the fees for such Services, together with such additional documentation evidencing the provision thereof as the Purchaser shall reasonably request. In addition, each Purchaser of Services shall be entitled, upon request and at reasonable times and places, to audit the books and records of the Provider that relate to the provision of Services hereunder and the related charges appearing on Schedule 1, as adjusted from time to time. The party owing the net monthly payment in a particular currency shall pay to the other party the amount listed in Schedule 1 within 15 days of the end of the month for which payment is owed unless one or both of the parties shall in good faith dispute the types and/or amounts of Services set forth on such Schedule 1 and the Services Plan as having been provided for such month. In the event of such good faith dispute, the parties will determine the amounts of the fees set forth in
Schedule 1 which are not in dispute, and the party owing, in a particular currency, the net amount of such fees which are not in dispute shall pay such net amount in such currency within 15 days of the end of the month for which payment is owed. The parties hereto agree to use their respective best efforts to resolve such dispute within 10 days. If such dispute is not resolved within 10 days, either party hereto may seek binding arbitration of such dispute in accordance with the provisions of Section 4.10 hereof.

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

     2.3.  Term of Agreement.  This Agreement shall become effective as of the
           -----------------
earlier of (i) the separation from SII of both the CST and the Modus Media International businesses referred to in the first recital of this Agreement or
(ii) the day of, but immediately prior to, the closing of the initial public offering of shares of Common Stock of SII (the "Effective Date") and shall terminate with respect to each Service (A) on the date specified for such Service in the Services Plan or (B) upon the prior written notice specified for such Service in the Services Plan by the chief financial officer of the Purchaser of such Service, whichever is earlier; provided, however, that upon
                                                           -------
termination pursuant to clause (B) above, the Purchaser shall pay the Provider an early termination fee equal to three times the monthly fee for such Service in Schedule 1, provided further, however, that, where specified in the Services
               ----------------  -------
Plan hereto, the term for any Service may be extended for additional periods upon the mutual agreement of SISC and CST, so long as the Purchaser shall have given the Provider not less than 60 days' notice (30 days' notice in the case of each Service with a base date of December 31, 1997) of its desire to extend such Service. Any extension described in the proviso of the immediately preceding sentence shall be subject to the mutual agreement of SISC and CST as to the renewal term, the amount and extent of such Service during such renewal term and the fee for such Service during such renewal term.

     Notwithstanding the foregoing, if the general counsel of SISC reasonably determines that the rules of professional responsibility applicable to the SISC attorneys prevent SISC from providing all or a portion of the legal services to CST pursuant to the Services Plan, then SISC's obligation to provide such services shall, to the extent of such determination, terminate immediately upon notice to CST of such determination. If the general counsel of SISC subsequently determines that such rules of professional responsibility permit the provision by SISC of all or a portion of such services which were terminated, SISC shall so notify CST immediately and shall, at the option of CST, thenceforth be obligated to provide such services to the extent so determined. The fee for legal services shall be prorated and Schedule 1 adjusted to reflect any changes in the provision of legal services, pursuant to this paragraph.

     Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time:

          (i)   by mutual consent of SISC and CST;

          (ii) by SISC in the event of any material breach or default by CST of any of CST's agreements, representations, or warranties contained herein and the failure of CST to cure such breach or default within sixty (60) business days after receipt of written notice from SISC requesting such breach or default to be cured; or

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

          (iii) by CST in the event of any material breach or default by SISC of any of SISC's agreements, representations, or warranties contained herein and the failure of SISC to cure such breach or default within sixty
     (60) business days after receipt of notice from CST requesting such breach or default to be cured.

     2.4.  Timely Performance and Cooperation.  Each Provider shall use all
           ----------------------------------
reasonable efforts in the timely performance of its Services and each Purchaser shall use all reasonable efforts to cooperate with each Provider in connection with the provision of the Services to such Purchaser.

3.   REPRESENTATIONS AND WARRANTIES

     As an inducement to enter into this Agreement, each party represents to and agrees with the other that, as of the Effective Date:

          (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its properties, to carry on its business as presently conducted and to carry out the transactions contemplated by this Agreement;

          (b) it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and

          (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

4.   OTHER TERMS AND PROVISIONS

     4.1.  Independent Contractor Status.  Each Provider shall perform all
           -----------------------------
services under this Agreement as an "independent contractor" and not as an agent of the Purchaser. The Provider is not, in connection with the performance of Services hereunder, authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of the Purchaser or to bind the Purchaser in any manner.

     4.2.  Limitation of Liability and Reimbursement.  Neither the Provider, nor
           -----------------------------------------
any of its officers, employees, agents or Affiliates, shall in any event be liable for any damages, including but not limited to loss of profits or revenue, which arise out of the Provider's (or any such officer's, employee's, agent's or Affiliate's) performance or failure to perform any of its obligations under this Agreement, other than those damages caused by the Provider's (or such persons') intentional nonperformance, willful misconduct or gross negligence. The Purchaser hereby agrees to indemnify the Provider for all direct costs and damages incurred by the Provider to third parties as a result of the provision by the Provider pursuant to this Agreement of the Services, other than costs or damages incurred by the Provider as a result of (i) its willful misconduct or gross negligence or (ii) its failure to use commercially reasonable efforts to acquire consents as set forth in Section 2.1.4(b) of the Contribution Agreement dated the date hereof among the parties hereto, CST Holdings and SII.

     4.3.  Injunction.  Irreparable damage would occur in the event that any of
           ----------
the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

     4.4.  Severability. If any term, provision, covenant or restriction of this
           ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

     4.5.  Assignment.  This Agreement and all of the provisions hereof shall be
           ----------
binding upon and inure to the benefit of the parties and their respective successors and assigns, including any corporation with which, or into which, either party may be merged or which may succeed to its assets or business; provided, however, that, except as provided in the last sentence of this Section
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4.5, no party may assign, delegate or otherwise transfer its rights or obligations under this Agreement except to a person or entity that acquires all or substantially all of the assets or business of such party (whether by merger, consolidation, sale of stock, sale of assets or otherwise). Each party agrees not to transfer all or substantially all of its assets unless the transferee agrees in writing to be bound by this Agreement. Either party may assign this Agreement in whole or in part to any of its Affiliates, in which event all the rights and powers of Purchaser or Provider, as the case may be, and remedies available to it hereunder shall extend to and be enforceable by such Affiliate, but no such assignment shall release Purchaser or Provider, as the case may be, from its obligations hereunder.

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

     4.6.  Further Assurances.  Subject to the provisions hereof, each of SISC
           ------------------
and CST shall make, execute, acknowledge and deliver such other agreements, documents or instruments and take or cause to be taken such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of SISC and CST shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, or other regulatory or administrative agency, commission or similar authority and promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this sentence.

     4.7.  Non-Solicitation of Employees.  During the term of this Agreement and
           -----------------------------
for a period of two years after the termination of the provision of the last remaining Service which is not a Third Party Service, SISC and CST each agree that they will not, without the prior written approval of the other party, hire or directly or indirectly recruit, solicit or induce, or attempt to induce, any employee or employees of the other party to this Agreement to terminate their employment with, or otherwise cease their relationship with, such other party.

     4.8.  Parties in Interest.  Nothing in this Agreement expressed or implied
           -------------------
is intended or shall be construed to confer any right or benefit upon any person or entity other than SISC and CST and their respective successors and permitted assigns.

     4.9.  Waivers, Etc.  No failure or delay on the part of SISC or CST in
           -------------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by SISC or CST therefrom shall in any event be effective unless the same shall be in writing and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     4.10. Arbitration.  Each party hereto may refer any dispute arising
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under this Agreement or the matters contemplated hereby (including without limitation the payment of fees for Services provided hereunder) to binding arbitration in the Commonwealth of Massachusetts under the commercial arbitration rules of the American Arbitration Association before a panel of three arbitrators, one selected by each party and the third selected by the other two arbitrators or, if they are unable to agree, by the American Arbitration Association. Any award made in such arbitration may be enforced in any court of competent jurisdiction.

     4.11. Changes of Law.  If, due to any change in applicable law or
           --------------
regulations or the interpretation thereof by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

     4.12. Confidentiality.  Subject to any contrary requirement of law and
           ---------------
the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and shall cause its employees, Affiliates and agents to keep strictly confidential, except as necessary for the performance of Services under this Agreement any information (whether written or oral) concerning the other party and its Affiliates, including without limitation information which the other party and its Affiliates are required by customer or other agreements to keep confidential, which is in the possession of such party or its agents, Affiliates or employees as of the Effective Date or which it or any of its agents, Affiliates or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided, however, that such obligation to maintain confidentiality
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shall not apply to information which (a) at the time of disclosure was in the public domain not as a result of acts by the receiving party or (b) lawfully came into the possession of the receiving party other than pursuant to this agreement after the Effective Date but prior to the time of disclosure.

     4.13. Employment Relationships.  Employees of Provider engaged in
           ------------------------
performing the Services shall under no circumstances be, or be deemed to be, employees of Purchaser. Purchaser shall not have any supervision or control over any such employees of Provider and any complaint or requested change in procedure shall be transmitted by Purchaser to Provider, which shall in turn give any necessary instructions to its employees in accordance with its policies and practices then in effect. Provider shall have full and exclusive liability for the payment of worker's compensation or employer's liability insurance premiums with respect to such employees and for the payment of all taxes, contributions, withholdings or other payments for unemployment compensation or severance, termination, retirement, old age or other benefits, pensions, annuities or other obligations or liabilities of any nature now or hereafter imposed upon employers by the relevant government in respect of such employees, measured by the wages, salaries, compensation or other remuneration paid to such employees or otherwise, and Provider shall make such payments and shall make and file all reports and returns and do all other things necessary to comply with the law imposing such taxes, contributions, withholdings or other payments.

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

     4.14. Entire Agreement.  This Agreement, together with the Services
           ----------------
Plan, contains the entire understanding of the parties with respect to the provision of Services by SISC to CST and by CST to SISC.

     4.15. Survival.  The provisions of Sections 4.2, 4.3, 4.7 and 4.12
           --------
shall survive any termination of this Agreement.

     4.16. Amendments.  Neither this Agreement nor the Services Plan may be
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amended except by an agreement in writing signed by the parties hereto, with respect to this Agreement, and by the parties affected by such amendment, with respect to the Services Plan.

     4.17. Headings.  Descriptive headings are for convenience only and
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shall not control or affect the meaning or construction of any provision of this
Agreement.

     4.18. Counterparts.  For the convenience of the parties, any number of
           ------------
counterparts of this Agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

     4.19. Notices.  Any notice or other communication in connection with
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this Agreement shall be deemed to be delivered if in writing (or in the form of a telecopy) addressed or transmitted as provided below and if either (i) actually delivered at said address, (ii) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified, or (iii) if in the form of a telecopy, when the receiving party shall have given telephonic notice of complete and legible receipt, to:

          SISC at:       Stream International Services Corp.
                         275 Dan Road
                         Canton, Massachusetts  02021
                         Telecopy Number:  (781) 830-7465
                         Attn:  Treasurer

          CST at:        Corporate Software & Technology, Inc.
                         2 Edgewater Drive
                         Norwood, Massachusetts  02062
                         Telecopy Number:  (781) 440-7444
                         Attn:  Treasurer

     4.20. Governing Law.  This Agreement shall be governed by and construed
           -------------
in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     IN WITNESS WHEREOF, SISC and CST have caused this Agreement to be duly executed by their respective officers, each of whom is fully authorized, all as of the day and year first above written.

                              STREAM INTERNATIONAL SERVICES CORP.



                              By: /s/ Judith G. Salerno
                                 ---------------------------------------------
                                    Name:  Judith G. Salerno
                                    Title: President


                              CORPORATE SOFTWARE &
                              TECHNOLOGY, INC.



                              By: /s/ Howard S. Diamond
                                 ----------------------------------------------
                                    Name:  Howard S. Diamond
                                    Title: President


                                     -10-